For media relations questions:
Hannah Atteberry, Red Robin Gourmet Burgers, Inc.
media@redrobin.com

For investor relations questions:
Jeff Priester, ICR
investor@redrobin.com

RED ROBIN GOURMET BURGERS, INC., COMPLETES SALE OF
108 RESTAURANTS FOR $89.4 MILLION
Remaining 8 restaurants expected to close by fiscal year end and generate $6.6 million in proceeds
Proceeds to Support Debt Reduction and Refinancing
ENGLEWOOD, Colo., September 1, 2026 – Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) (“Red Robin” or the “Company”), a casual dining restaurant chain serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today announced that it has completed the substantial majority of the closings under the refranchising transactions previously announced on May 28 and June 15, 2026. Across three separate transactions, the Company sold 108 company-owned units for approximately $89.4 million in gross proceeds, marking a significant milestone in Red Robin’s First Choice Plan and subsequent debt refinancing activities. The sale of eight additional restaurants under one of the transactions is expected to close by the end of the Company’s 2026 fiscal year and generate approximately $6.6 million, bringing the total proceeds across all three transactions to approximately $96 million from the sale of 116 restaurants, consistent with the terms previously disclosed.
Under the terms of each agreement, each of the experienced multi-unit restaurant operators has begun operating restaurants in the following markets under the same Red Robin brand guests have trusted for almost six decades:
•Op Burgers, LLC is acquiring a total of 69 restaurants based in Kentucky, Indiana, Maryland, Ohio, North Carolina, Pennsylvania, South Carolina and Virginia for $62.5 million. The acquisition of 61 restaurants for $55.9 million has closed, with the remaining eight restaurants expected to close by fiscal year end, pending the transfer of applicable liquor licenses, for additional proceeds of $6.6 million.
•Kuber Oregon, LLC and Kuber Washington, LLC (collectively, "Kuber") acquired 17 restaurants based in Oregon and Washington for $10 million.
•Evergreen Dining LLC acquired 30 restaurants based in Washington and Western Idaho for $23.5 million.
“Our talented team has made incredible progress in the execution of our First Choice Plan over the past year, and the completion of these refranchising agreements is a critical next step in strengthening our balance sheet as we position our business for sustainable, long-term growth,” said Dave Pace, President and Chief Executive Officer of Red Robin. “Each of these seasoned operators shares our hospitality-first mindset and brings the resources needed to accelerate growth across these markets, while continuing to deliver an exceptional guest experience. Importantly, these transactions will advance our efforts to refinance our existing debt and increase our financial flexibility. We are confident these operators will be strong partners who can help each location unlock its full potential for the benefit of our guests, team members and investors.”

Op Burgers said, “We are excited to become Red Robin franchise owners and leverage insights from our experience as a multi-unit operator to support the Team Members who make these restaurants successful.”
Kuber said, “Red Robin has developed a loyal following in the Pacific Northwest, and we look forward to partnering with the dedicated restaurant teams at each location to build on Red Robin’s success.”
Evergreen Dining said, “We are ready to roll up our sleeves and help the Red Robin team solidify its position as the First Choice in communities across Washington and Idaho and continue growing the business for years to come.”
Further details are available in the Company's Form 8-K to be filed with the Securities and Exchange Commission. The Company intends to use the net proceeds from these transactions to pay down outstanding debt and execute on the refinancing priorities outlined in its First Choice Plan as it continues to reinvest in its restaurants and technologies to improve the overall guest experience.
About Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)
Red Robin Gourmet Burgers, Inc. (www.redrobin.com), is a casual dining restaurant chain founded in 1969 that operates through its wholly owned subsidiary, Red Robin International, Inc., and under the trade name, Red Robin Gourmet Burgers and Brews. We believe nothing brings people together like burgers and fun around our table, and no one makes moments of connection over craveable food more memorable than Red Robin. We serve a variety of burgers and mainstream favorites to Guests of all ages in a casual, playful atmosphere. In addition to our many burger offerings, Red Robin serves a wide array of salads, appetizers, entrees, desserts, signature beverages and Donatos Pizza at select locations. It's easy to enjoy Red Robin anywhere with online ordering available for to-go, delivery and catering. Sign up for the royal treatment by joining Red Robin Royalty® today and enjoy Bottomless perks and delicious rewards across nearly 500 Red Robin locations in the United States and Canada, including those operating under franchise agreements. Red Robin… YUMMM®!
About Op Burgers
Op Burgers is a portfolio company of Alexandrite Management, a special situations private investment firm focused on building and growing enduring, profitable companies. Op Burgers' management team are experienced multi-unit restaurant operators who are highly familiar with the restaurant and franchisee landscapes in these regions.
About Kuber
Kuber Management team is led by Aman Sharma, a seasoned franchise operator with a proven track record in the hospitality, travel center, and food service sectors. He possesses extensive experience in establishing and scaling multiple brands and businesses from inception in multiple states.
About Evergreen Dining LLC
Evergreen Dining LLC is a Washington State limited liability company formed to acquire and operate 30 Red Robin restaurants in Washington and Western Idaho. Its principals are experienced multi-unit franchise operators who have operated more than 100 restaurants across multiple national brands over nearly three decades. Evergreen Dining is supported by a support center providing accounting, HR, IT, marketing, payroll, purchasing, and real estate services, more than 1,200 employees across its operating entities, and established relationships with institutional lenders.
Forward-Looking Statements
Forward-looking statements in this press release regarding the transactions, including the anticipated timing and completion of the remaining restaurants expected to close; the Company's intended use of proceeds; the operation of the restaurants as franchised locations following closing; and all other statements that are not historical facts are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as "expect," "believe," "anticipate," "intend," "plan," "project," "could," "should," "will," "outlook," or "estimate," or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the statements, including but not limited to the following: the possibility that the conditions to the remaining restaurants expected to close are not satisfied on a timely basis or at all; the Company’s ability to successfully complete tactical refranchising initiatives and on favorable terms; the possibility that the Company may not fully realize the projected benefits of the transactions, including the anticipated amount and use of proceeds; business disruption during the pendency of or following the transactions; the impact of the transactions on the Company’s relationships with employees, franchisees, suppliers, landlords, and other third parties; the ability to extend or refinance maturing indebtedness; the adequacy of cash flows and the cost and availability of capital or credit facility borrowings; the ability to service debt and comply with credit facility covenants; costs associated with lease obligations, including potential contingent lease liability; changes in consumer behavior or preference; geographic concentration in the Western United States; and actions taken by franchisees that could harm the Company’s business or reputation. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements and risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.